UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2026

FG NEXUS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Bannington Road Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 994-8279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGNX	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGNXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 2, 2025, FG Nexus Inc. (the “Company”) consummated the initial closing (the “First Closing”) of the transaction contemplated by a transaction agreement (the “Transaction Agreement”), initially dated June 27, 2025 and ultimately executed and delivered on October 22, 2025, by and among FG Reinsurance Holdings, LLC, a wholly owned subsidiary of the Company, (“FGRH”), Thomas Heise, FG RE Corporate Member Limited, a company incorporated and registered in England and Wales, FG Reinsurance Ltd., a Cayman Islands limited liability company, (“FG Re”), and a reinsurance investor (the “Reinsurance Investor”), which provided for the sale by FGRH of 100% of the equity of FG Re and FG Solutions Ltd. a Bermuda service company (“FG Solutions”) (FG Solutions collectively with FG Re the “FG Reinsurance Division”) to Thomas Heise. On September 16, 2025, Thomas Heise assigned all of his rights and obligations under the Transaction Agreement to Devondale Holdings, LLC (“Devondale”).

This transaction was previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 28, 2025.

At the First Closing, in accordance with the terms of the Transaction Agreement, the Company completed the sale of the equity of FG Re and FG Solutions to Devondale in exchange for (1) the release of $3.3 million of collateral that FGRH had posted in connection with certain reinsurance contracts of the FG Reinsurance Division; and (2) 40% of the Class A voting units of Devondale (collectively the “Consideration”). Pursuant to the Transaction Agreement, FGRH agreed to leave $1.25 million in cash in FG Re in exchange for a promissory note in the amount of $1.25 million that accrues interest at a rate of 6% per annum with all principal and accrued interest due and payable on June 30, 2027.

An additional closing (the “Second Closing”), is expected to occur during January 2026, whereby Saltire Capital Ltd, a company traded on the Toronto Stock Exchange, (either directly or through one of its subsidiaries) is expected to advance Devondale $1.0 million to fund Devondale’s $1.0 million cash payment obligation to FGRH in exchange for (1) a promissory note in the amount of $1.0 million that accrues interest with principal and interest, based on a 5-year amortization schedule commencing on September 30, 2027, with a ballon payment of all remaining principal and accrued interest on June 30, 2030, and (2) 40% of the Class A voting units of Devondale. There can be no assurance that such conditions will be satisfied or that the Second Closing will occur. Additionally, at the Second Closing, Devondale will pay FGRH the $1.0 million cash payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG NEXUS INC

Date: January 8, 2026	By:	/s/ Mark D. Roberson
	Name:	Mark D. Roberson
	Title:	Chief Financial Officer